As filed with the Securities and Exchange Commission on January 3, 2007
Registration No. 333-125483

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BPI ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1311	75-3183021
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

30775 Bainbridge Road, Suite 280
Solon, Ohio 44139
(440) 248-4200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
James G. Azlein
President and Chief Executive Officer
30775 Bainbridge Road, Suite 280
Solon, Ohio 44139
(440) 248-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Derek D. Bork
Thompson Hine LLP
127 Public Square, Suite 3900
Cleveland, Ohio 44114
(216) 566-5500

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION
On June 3, 2005, BPI Energy Holdings, Inc. (“BPI”) filed Registration Statement No. 333-125483 on Form S-1, as amended from time to time thereafter (the “Registration Statement”), to register 16,595,200 shares of common stock, without par value, beneficially owned by or issuable to the shareholders named therein (the “Selling Shareholders”).
BPI filed the Registration Statement pursuant to the Registration Rights Agreement, dated as of December 30, 2004 and as amended as of April 20, 2005 (the “Registration Rights Agreement”), by and between BPI and Sanders Morris Harris Inc., individually and as agent and attorney-in-fact for the purchasers listed on Exhibit A thereto. Under the terms of the Registration Rights Agreement, BPI’s obligation to keep the Registration Statement effective terminated as of December 30, 2006.
BPI hereby terminates the Registration Statement and, pursuant to the undertakings set forth in Item 17 of Part II of the Registration Statement, hereby removes from registration all shares of common stock that have not been sold by the Selling Shareholders pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Solon, Ohio, on January 3, 2007.

BPI Energy Holdings, Inc.

Date: January 3, 2007	By:	/s/ James G. Azlein

James G. Azlein, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ James G. Azlein	President, Chief Executive Officer and Director

James G. Azlein

/s/ Randy Elkins	Controller and Acting Chief Financial Officer

Randy Elkins	(Principal Financial and Accounting Officer)

/s/ Dennis Carlton	Director

Dennis Carlton

/s/ William J. Centa	Director

William J. Centa

/s/ David E. Preng	Director

David E. Preng

/s/ Costa Vrisakis	Director

Costa Vrisakis